EVERY SHAREHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS: VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE IN PERSON Attend Shareholder Meeting 300 Crescent Court, Suite 1700 Dallas, TX 75201 on May 1, 2020

FUND                             FUND
The Cushing® Energy Income Fund (“SRF”) The Cushing® MLP & Infrastructure Total Return Fund (“SRV”)

Please detach at perforation before mailing.

PROXY	THE CUSHING CLOSED-END FUNDS JOINT SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 1, 2020

The undersigned holder of common shares of the of The Cushing® Energy Income Fund (“SRF” or the “Target Fund”) and The Cushing® MLP & Infrastructure Total Return Fund (“SRV” or the “Acquiring Fund” and, together with SRF, the “Funds”), referenced above, hereby appoints Barry Y. Greenberg, John H. Alban and Jerry V. Swank as Proxies, each with full power of substitution, and hereby authorizes each of them, to represent and to vote, as designated on the reverse side of this proxy card, all common shares of the Fund(s) held of record on March 2, 2020, by the undersigned at the Joint Special Meeting of Shareholders to be held on Friday May 1, 2020 and all adjournments, postponements or delays thereof (the “Joint Special Meeting”), with all powers the undersigned would possess if personally present.

The enclosed proxy is solicited by the Board for use at the Joint Special Meeting to be held on Friday May 1, 2020, and, if the Joint Special Meeting is adjourned, postponed or delayed, at any later meeting(s), for the purposes stated in the Notice of Joint Special Meeting.

The validity of this proxy is governed by Delaware law.  This proxy does not revoke any prior powers of attorney except for prior proxies given in connection with the Joint Special Meeting.

CUS_31148_012920
PLEASE MARK, SIGN, DATE ON THE REVERSE SIDE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the
Joint Special Shareholders Meeting to Be Held on May 1, 2020.
The Proxy Statement and Proxy Card for this meeting are available at:
https://www.proxy-direct.com/cus-31148

Please detach at perforation before mailing.
IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS AND IF ANY OTHER BUSINESS IS PRESENTED AT THE JOINT SPECIAL MEETING IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES HEREIN.
TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE:    [X]
■   Proposals       The Board of Trustees of each of the Funds unanimously recommends that you vote “FOR” the Proposals.

1A.
Approval of the Agreement and Plan of Merger between the Target Fund and the Acquiring Fund (the “Merger Agreement”), including the termination of the Target Fund’s registration under the Investment Company Act of 1940 (the “1940 Act”).

	FOR	AGAINST	ABSTAIN
The Cushing® Energy Income Fund

1B. Approval of the Merger Agreement, including the issuance of additional common shares of the Acquiring Fund.

	FOR	AGAINST	ABSTAIN
The Cushing® MLP & Infrastructure Total Return Fund

■    Authorized Signatures ─ This section must be completed for your vote to be counted. ─ Sign and Date Below
Note:
Please sign exactly as your name(s) appear(s) on this Proxy Card, and date it.  When shares are held jointly, each holder should sign.  When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) ─ Please print date below	Signature 1 ─ Please keep signature within the box	Signature 2 ─ Please keep signature within the box
/ /

Scanner bar code

xxxxxxxxxxxxxx	CUS 31148	M xxxxxxxx
■		+